  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS OF OCTOBER 25, 1996

                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                      INFINITY FINANCIAL TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

          DELAWARE                          7372                         77-0227321
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
              OF                CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
      INCORPORATION OR
        ORGANIZATION)

                                640 CLYDE COURT
                            MOUNTAIN VIEW, CA 94043
                                 (415) 940-6100
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)
                             ----------------------

                                TERRY H. CARLITZ
                            CHIEF FINANCIAL OFFICER
                                640 CLYDE COURT
                            MOUNTAIN VIEW, CA 94043
                                 (415) 940-6100
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             ----------------------

                                   Copies to:

          MICHAEL C. PHILLIPS, ESQ.                    DONALD M. KELLER, JR., ESQ.
             CORI M. ALLEN, ESQ.                         SONYA F. ERICKSON, ESQ.
           HANS J. BRASSELER, ESQ.                        SANJAY K. KHARE, ESQ.
           Morrison & Foerster LLP                          Venture Law Group
              755 Page Mill Road                        A Professional Corporation
             Palo Alto, CA 94304                           2800 Sand Hill Road
                (415) 813-5600                             Menlo Park, CA 94025
                                                              (415) 854-4488

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-8647

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ----------------------

                        CALCULATION OF REGISTRATION FEE

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
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

TITLE OF
 SHARES                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TO BE            AMOUNT TO               OFFERING             AGGREGATE            AMOUNT OF
REGISTERED       BE REGISTERED          PRICE PER SHARE      OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common
  Stock..      218,500 shares(1)      $    16.00(2)        $  3,496,000(2)      $      1,206
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Includes 28,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
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

                                EXPLANATORY NOTE

     Incorporated by reference herein is, in its entirety, the Registration Statement on Form S-1 (File No. 333-8647) of Infinity Financial Technology, Inc. which was declared effective by the Securities and Exchange Commission on October 24, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on the 25th day of October, 1996.

                                        INFINITY FINANCIAL TECHNOLOGY, INC.

                                        By:      /S/  TERRY H. CARLITZ

                                           -------------------------------------
                                                     Terry H. Carlitz
                                             Chief Financial Officer and Vice
                                                     President, Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                              TITLE                     DATE
------------------------------------------  ----------------------------  -------------------
            /S/  ROGER A. LANG*             President, Chief Executive     October 25, 1996
------------------------------------------  Officer and Director
              Roger A. Lang                 (Principal Executive
                                            Officer)
           /S/  TERRY H. CARLITZ            Chief Financial Officer and    October 25, 1996
------------------------------------------  Vice President, Finance
             Terry H. Carlitz               (Principal Financial and
                                            Accounting Officer)
         /S/  CHARLES H. MARSTON*           Director                       October 25, 1996
------------------------------------------
            Charles H. Marston
          /S/  TILL M. GULDIMANN*           Director                       October 25, 1996
------------------------------------------
            Till M. Guldimann
            /S/  JOHN C. LEWIS*             Director                       October 25, 1996
------------------------------------------
              John C. Lewis
          /S/  DOUGLAS M. LEONE*            Director                       October 25, 1996
------------------------------------------
             Douglas M. Leone
          /S/  JAMES A. DORRIAN*            Director                       October 25, 1996
------------------------------------------
             James A. Dorrian
*BY:       /S/  TERRY H. CARLITZ
------------------------------------------
             Terry H. Carlitz
             Attorney-in-fact
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